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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


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                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 1996

                        SCIENTIFIC GAMES HOLDINGS CORP.
             (Exact name of Registrant as Specified in its Charter)



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            DELAWARE                      000-22298              58-1943521
 (State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                          1500 BLUEGRASS LAKES PARKWAY
                           ALPHARETTA, GEORGIA 30201
                                 (770) 664-3700

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


     As previously reported, on March 14, 1996, Scientific Games Holdings Corp. (the "Company") announced that it had signed a letter of intent with Rexam PLC, a United Kingdom corporation, for the acquisition of Opax International Limited, a United Kingdom subsidiary of Rexam. Opax International Limited is a producer of instant lottery and commercial game tickets with an international customer base and two printing plants in the United Kingdom. The purchase price, including debt discharged at closing, was approximately L.15 million, subject to adjustment. Closing of the transaction occurred on October 1, 1996.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     The Company stated it was not practicable to file at this time the information required by Item 7 and that all information required by Item 7 will be furnished within sixty (60) days of the required date for the filing of this report.

EXHIBIT

99.1 Press Release.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SCIENTIFIC GAMES HOLDINGS CORP.



Date: October 15, 1996               By:     /s/ Cliff O. Bickell
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                                             Cliff O. Bickell
                                             Vice President, Treasurer and
                                             Chief Financial Officer





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